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                                                                    EXHIBIT 1(h)




                         AIM INTERNATIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY



         AIM INTERNATIONAL FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of common stock which the Corporation shall have the authority to issue from 2,000,000,000 to 4,000,000,000 shares with a par value of $.001 each.

         SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 2,000,000,000 shares with a par value of $.001 each, of which two hundred million (200,000,000) shares have been classified as AIM International Equity Fund Class A Shares, two hundred million (200,000,000) shares have been classified as AIM Global Aggressive Growth Fund Class A Shares, two hundred million (200,000,000) shares have been classified as AIM Global Growth Fund Class A Shares, and two hundred million (200,000,000) shares have been classified as AIM Global Income Fund Class A Shares. Of these shares, ______________ shares of AIM International Equity Fund had been issued as of ______________________, 1997, __________
shares of AIM Global Aggressive Growth Fund had been issued as of ________________________, 1997, ___________ shares of AIM Global Growth Fund had been issued as of ________________ __, 1997 and _____________ shares of AIM
Global Income Fund had been issued as of ______________________, 1997. All of such classified shares shall be referred to herein
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collectively as the "Class A Shares," and holders of such Class A Shares shall be referred to herein as "Class A Shareholders."

         THIRD: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 2,000,000,000 shares with a par value of $.001 each, of which two hundred million (200,000,000) shares have been classified as AIM International Equity Fund Class B Shares, two hundred million (200,000,000) shares have been classified as AIM Global Aggressive Growth Fund Class B Shares, two hundred million (200,000,000) shares have been classified as AIM Global Growth Fund Class B Shares, and two hundred million (200,000,000) shares have been classified as AIM Global Income Fund Class B Shares. Of these shares, _______________ shares of AIM International Equity Fund had been issued as of ________________________, 1997, __________
shares of AIM Global Aggressive Growth Fund had been issued as of _________________________, 1997, ___________ shares of AIM Global Growth Fund had been issued as of _______________ _______, 1997 and _____________ shares of
AIM Global Income Fund had been issued as of ______________________, 1997. All of such classified shares shall be referred to herein collectively as the "Class B Shares," and holders of such Class B Shares shall be referred to herein as "Class B Shareholders."

         FOURTH: As of the filing of these Article Supplementary, the Corporation shall have authority to issue 4,000,000,000 shares with a par value of $.001 each. Of the additional 2,000,000,000 shares, two hundred million (200,000,000) shares are classified as AIM Asia-Pacific Growth Fund Class A Shares and two hundred million (200,000,000) shares are classified as AIM European Capital Growth Fund Class A Shares (which additional classified shares shall be referred to herein collectively as "Class A Shares," and holders of such Class A Shares shall be referred to herein as "Class A Shareholders") and two hundred million (200,000,000) shares are classified as AIM Asia-Pacific Growth Fund Class B Shares, and two hundred million (200,000,000)





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shares are classified as AIM European Capital Growth Fund Class B Shares (which additional classified shares shall be referred to herein collectively as the "Class B Shares," and holders of such Class B Shares shall be referred to herein as "Class B Shareholders").

         FIFTH: Of the 4,000,000,000 shares authorized by Article First of these Articles Supplementary, the balance of shares not classified as Class A or Class B shares are unclassified. Unissued shares of common stock (both classified and unclassified) may be classified and reclassified by the Board of Directors.

         SIXTH: All the shares of common stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $4,000,000.

         SEVENTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

         EIGHTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class B Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, remain unchanged.





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         NINTH:  The Board of Directors of the Corporation has authorized the additional shares and classified the shares of AIM Asia-Pacific Growth Fund and AIM European Capital Growth Fund, under authority contained in the Charter of the Corporation.

         The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, AIM INTERNATIONAL FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on ____________________________, 1997.

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                                                   AIM INTERNATIONAL FUNDS, INC.

Witness:


                                                   By:
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   Assistant Secretary                                              President
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